Exhibit 99.1

Synalloy Appoints Doug Tackett as Chief Legal Officer

Richmond, Virginia, July 6, 2021 – Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”), an industrials company focused on the production and distribution of piping, tubing and specialty chemicals, has appointed Doug Tackett as chief legal officer. In this role, Tackett will serve as in-house legal advisor to the Company’s executive team and board of directors on all legal matters related to the Company.

Tackett brings to Synalloy over two decades of legal experience, including private practice and with global corporations, both public and private. Most recently, he served as chief legal officer of Support.com (Nasdaq: SPRT), where he oversaw all legal, governance and compliance functions. Prior to that, Tackett spent over seven years as the global chief legal and compliance officer and secretary for Startek (NYSE: SRT), where he led a global team of legal and compliance professionals serving a company operating in 13 countries and employing approximately 40,000 people worldwide. Tackett also previously held leadership roles at Comdata, Sitel and HCA. He began his legal career at the national law firm of Baker Donelson.

“Bringing on a seasoned executive, like Doug, with extensive legal expertise and leadership experience is an important step forward for Synalloy,” said Chris Hutter, interim president and CEO of Synalloy. “Doug’s broad range of proficiencies and proven skillsets serving global corporations is a perfect fit for Synalloy as we move into our next phase of growth. We have the utmost confidence that Doug will provide tremendous support to our high-performing teams and can help drive additional process improvements and accountability within our businesses.”

Tackett holds a Juris Doctor from the University of Memphis and a Bachelor of Arts from the University of Tennessee.

As a material inducement to accept the Company’s offer of employment in accordance with Nasdaq Listing Rule 5635(c)(4), Tackett was granted 9,804 shares of the Company’s common stock, subject to one-half of the shares vesting on the third anniversary of the grant date and the other one-half of the shares vesting when the 30-day volume weighted average price of the Company’s stock reaches $14.50 per share.

About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Synalloy Corporation, please visit its web site at www.synalloy.com.

Exhibit 99.1
Forward-Looking Statements
This press release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are forward-looking statements. The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, including risks relating to the impact and spread of and the government’s response to COVID-19; inability to weather an economic downturn; a prolonged decrease in nickel and oil prices; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; financial stability of the Company’s customers; customer delays or difficulties in the production of products; loss of consumer or investor confidence; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; risks associated with mergers, acquisitions, dispositions and other expansion activities; environmental issues; negative or unexpected results from tax law changes; inability to comply with covenants and ratios required by the Company’s debt financing arrangements; and other risks detailed from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings. Synalloy Corporation assumes no obligation to update any forward-looking information included in this release.

Company Contact
Sally Cunningham
Senior Vice President & Chief Financial Officer
1-804-822-3260

Investor Relations
Cody Slach and Cody Cree
Gateway Investor Relations
1-949-574-3860
SYNL@gatewayir.com
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